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                                                                     EXHIBIT 5.1


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  May 26, 2005

AGCO Corporation
4205 River Green Parkway
Duluth, GA  30096

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by AGCO Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of $201,250,000 principal amount of the Company's 1 3/4% Convertible Senior Subordinated Notes, Series B, due 2033 (the "New Notes") and an indeterminate number of shares of the Company's common stock that are issuable upon conversion of the New Notes (the "Conversion Shares"). The Company and SunTrust Bank have previously entered into an Indenture, dated December 23, 2003 (the "Original Indenture"), providing for the issuance of a series of 1 3/4% Convertible Senior Subordinated Notes due 2033 in an aggregate principal amount of $201,250,000 (the "Old Notes"). The New Notes will be issued pursuant to a First Supplemental Indenture to be entered into by the Company and SunTrust Bank (together with the Original Indenture, the "Indenture") and will be exchanged for the Old Notes as described in the prospectus forming a part of the Registration Statement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Original Indenture, the form of the First Supplemental Indenture, the form of the New Notes and such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

         On the basis of the foregoing, we are of the opinion that:

         1. Assuming the Indenture has been duly authorized and will be duly executed and delivered by the trustee and the Company and that the New Notes have been duly authorized and will

           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.


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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

AGCO Corporation
May 26, 2005
Page 2


be duly executed, authenticated, issued and delivered in accordance with the Indenture, the New Notes will constitute valid and binding obligations of the Company except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether considered in equity or at law).

         2. Following the issuance upon conversion of the New Notes in accordance with the terms of the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

         No opinion is given as to the enforceability of any provision in the Indenture or the New Notes that purports to waive any obligation of good faith, fair dealing, diligence, materiality or reasonableness, that insulates any person from the consequences of its own misconduct, that makes a person's determinations conclusive, that requires waivers and modifications to be in writing in all circumstances, that states that all provisions are severable, that waives trial by jury or that makes a choice of forum. In addition, no opinion is given as to any provision in the Indenture or the New Notes purporting to waive rights to objections, legal defenses, statutes of limitations or other benefits that cannot be waived in advance under applicable law.

         We are members of the State Bars of Georgia and New York and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ Troutman Sanders LLP
                                ------------------------
                                Troutman Sanders LLP